EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2015 (the "Form 10-Q") of Surrey Bancorp (the "Company"), we, Edward C. Ashby, III, Chief Executive Officer of the Company, and Mark H. Towe, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)  the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)  the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

By: /s/ Edward C. Ashby, III	Date: May 14, 2015

Edward C. Ashby, III.
President and Chief Executive Officer
(Principal Executive Officer)

By: /s/ Mark H. Towe	Date: May 14, 2015

Mark H. Towe
Sr. Vice-President and Chief Financial Officer
(Principal Financial Officer)